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                                                                    EXHIBIT 99.1


FOR IMMEDIATE RELEASE
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                                                      Contact:  Christine Lloyd
                                             California Beach Restaurants, Inc.
                                                                 (310) 459-9676


               California Beach Restaurants Appoints New President

         PACIFIC PALISADES, Calif., January 27, 2003/PRNewswire/ -- California Beach Restaurants, Inc. (BB: CBHR) announced that its Board of Directors had elected Dick Powell as President of the Company. Mr. Powell recently retired as General Manager of the famous Lawry's Restaurant in Beverly Hills, having served the Lawry's organization for the past 27 years.

         The Company owns and operates Gladstone's 4 Fish in Pacific Palisades, California and has licensed the Gladstone's name to MCA Development for a restaurant owned by MCA at its CityWalk project in Universal City, California

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